Exhibit 99.1

Palomar Holdings, Inc. Reports Fourth Quarter & Full Year 2022 Results

LA JOLLA, Calif. (February 15, 2023) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $18.8 million, or $0.73 per diluted share, for the fourth quarter of 2022 compared to net income of $16.6 million, or $0.64 per diluted share, for the fourth quarter of 2021. Adjusted net income(1) was $21.1 million, or $0.82 per diluted share, for the fourth quarter of 2022 as compared to $17.6 million, or $0.68 per diluted share, for the fourth quarter of 2021. Effective December 31, 2022, the Company adjusts for net realized and unrealized gains and losses when calculating and presenting adjusted net income, diluted adjusted earnings per share, and adjusted return on equity. All prior year amounts have been adjusted accordingly.

Fourth Quarter 2022 Highlights

●	Gross written premiums increased by 59.5% to $239.1 million compared to $149.9 million in the fourth quarter of 2021
●	Net income of $18.8 million, compared to $16.6 million in the fourth quarter of 2021
●	Adjusted net income(1) of $21.1 million, compared to $17.6 million in the fourth quarter of 2021
●	Total loss ratio of 22.4% compared to 15.0% in the fourth quarter of 2021
●	Combined ratio of 75.5% compared to 75.0% in the fourth quarter of 2021
●	Adjusted combined ratio(1) of 71.4%, compared to 70.7%, in the fourth quarter of 2021
●	Annualized return on equity of 19.9%, compared to 17.2% in the fourth quarter of 2021
●	Annualized adjusted return on equity(1) of 22.4%, compared to 18.2% in the fourth quarter of 2021

Full Year 2022 Highlights

●	Gross written premiums increased by 64.8% to $881.9 million compared to $535.2 million in 2021
●	Net income of $52.2 million, compared to $45.8 million in 2021
●	Adjusted net income(1) of $71.3 million, compared to $52.4 million in 2021
●	Total loss ratio of 24.9%, compared to 17.7% in 2021
●	Combined ratio of 80.4%, compared to 80.0% in 2021
●	Adjusted combined ratio(1) of 75.6%, compared to 76.1% in 2021
●	Return on equity of 13.4%, compared to 12.1% in 2021
●	Adjusted return on equity(1) of 18.3%, compared to 13.8% in 2021

(1)See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Palomar’s strong fourth quarter results are the final illustration of success in a record-setting year. During the quarter we generated nearly 60% top-line growth while also achieving strong profitability with an annualized adjusted return on equity of 22.4%. For the full year 2022, we delivered record premium growth and earnings, generating an adjusted ROE of 18.3%. The fourth quarter and full year results demonstrate further execution of Palomar 2X, our strategy to profitably grow the company, deliver predictable earnings, and achieve an ROE in excess of 20% while maintaining industry leading profit margins.”

Mr. Armstrong continued, “Looking to 2023, we expect to earn adjusted net income of $86 million to $90 million. This guidance implies 23% net income growth and an adjusted ROE of 21% at the midpoint of our expected range – a target that exceeds our PLMR 2X stated objective of 20%. We believe our guidance points to the durability of our business model as we successfully navigate the reinsurance market; execute on diversifying endeavors like PLMR-Front as well as our casualty and inland marine divisions; and invest in underwriting talent, technology and data analytics to support new and existing products.”

Underwriting Results

Gross written premiums increased 59.5% to $239.1 million compared to $149.9 million in the fourth quarter of 2021, while net earned premiums increased 21.2% compared to the prior year’s fourth quarter.

Losses and loss adjustment expenses for the fourth quarter were $18.4 million including $16.6 million of non-catastrophe attritional losses, and $1.9 million of unfavorable catastrophe development from prior periods. The loss ratio for the quarter was 22.4%, comprised of a catastrophe loss ratio of 2.3%(1) and an attritional loss ratio of 20.1%, compared to a loss ratio of 15.0% during the same period last year comprised of a catastrophe loss ratio of negative 2.5% and attritional loss ratio of 17.5%.

Underwriting income(1)  for the fourth quarter was $20.1 million resulting in a combined ratio of 75.5% compared to underwriting income of $17.0 million and a combined ratio of 75.0% during the same period last year. The Company’s adjusted underwriting income(1) was $23.5 million resulting in an adjusted combined ratio(1) of 71.4% in the fourth quarter compared to adjusted underwriting income(1) of $19.9 million and an adjusted combined ratio(1) of 70.7% during the same period last year.

Investment Results

Net investment income increased by 81.6% to $4.4 million compared to $2.4 million in the prior year’s fourth quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended December 31, 2022 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.81 years at December 31, 2022. Cash and invested assets totaled $621.8 million at December 31, 2022. During the fourth quarter, the Company recorded net realized and unrealized gains of $0.8 million related to its investment portfolio as compared to realized and unrealized gains of $2.0 million in last year’s fourth quarter.

Tax Rate

The effective tax rate for the three months ended December 31, 2022 was 24.9% compared to 22.3% for the three months ended December 31, 2021. For the current quarter and prior year quarter, the Company’s income tax rate differed from the statutory rate due primarily to non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $384.8 million at December 31, 2022, compared to $394.2 million at December 31, 2021. For the three months ended December 31, 2022, the Company’s annualized return on equity was 19.9% compared to 17.2% for the same period in the prior year while adjusted return on equity(1) was 22.4% compared to 18.2% for the same period in the prior year. During the current quarter, the Company repurchased 222,217 shares for $11.1 million of the Company’s previously announced $100 million share repurchase authorization. As of December 31, 2022, $65.6 million remains available for future repurchases.

Full Year 2023 Outlook

For the full year 2023, the Company expects to achieve adjusted net income of $86 million to $90 million.  This includes catastrophe flood losses incurred in the first quarter of approximately $2.5 million.  The expected results do not include any additional catastrophe losses.

Conference Call

As previously announced, Palomar will host a conference call Thursday February 16, 2023, to discuss its fourth quarter and full year 2022 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Fourth Quarter 2022 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on February 16, 2023, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13735679. The replay will be available until 11:59 p.m. (Eastern Time) on February 23, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company (“PESIC”). Palomar is an innovative insurer serving residential and commercial clients in specialty markets including the market for earthquake insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following table summarizes the Company’s results for the three months ended December 31, 2022 and 2021:

	Three months ended
	December 31,			Percent
	2022	2021	Change	Change

	($ in thousands, except per share data)
Gross written premiums	$239,117	$149,908	$89,209	59.5%
Ceded written premiums	(150,466)	(70,437)	(80,029)	113.6%
Net written premiums	88,651	79,471	9,180	11.6%
Net earned premiums	82,228	67,840	14,388	21.2%
Commission and other income	1,143	872	271	31.1%
Total underwriting revenue (1)	83,371	68,712	14,659	21.3%
Losses and loss adjustment expenses	18,421	10,169	8,252	81.1%
Acquisition expenses	26,843	27,284	(441)	(1.6)%
Other underwriting expenses	17,986	14,285	3,701	25.9%
Underwriting income (1)	20,121	16,974	3,147	18.5%
Interest expense	(398)	(40)	(358)	NM
Net investment income	4,415	2,431	1,984	81.6%
Net realized and unrealized (losses) gains on investments	841	2,029	(1,188)	(58.6)%
Income before income taxes	24,979	21,394	3,585	16.8%
Income tax expense	6,219	4,762	1,457	30.6%
Net income	$18,760	$16,632	$2,128	12.8%
Adjustments:
Net realized and unrealized losses (gains) on investments (2)	(841)	(2,029)	1,188	(58.6)%
Expenses associated with transactions	—	153	(153)	(100.0)%
Stock-based compensation expense	3,068	2,214	854	38.6%
Amortization of intangibles	313	547	(234)	(42.8)%
Expenses associated with catastrophe bond, net of rebate	—	5	(5)	(100.0)%
Tax impact	(214)	76	(290)	(381.6)%
Adjusted net income (1) (2)	$21,086	$17,598	$3,488	19.8%
Key Financial and Operating Metrics
Annualized return on equity	19.9%	17.2%
Annualized adjusted return on equity (1)	22.4%	18.2%
Loss ratio	22.4%	15.0%
Expense ratio	53.1%	60.0%
Combined ratio	75.5%	75.0%
Adjusted combined ratio (1)	71.4%	70.7%
Diluted earnings per share	$0.73	$0.64
Diluted adjusted earnings per share (1)	$0.82	$0.68
Catastrophe losses	$1,865	$(1,704)
Catastrophe loss ratio (1)	2.3%	(2.5)%
Adjusted combined ratio excluding catastrophe losses (1)	69.2%	73.2%
Adjusted underwriting income (1)	$23,502	$19,893	$3,609	18.1%
NM-Not Meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

(2)- Beginning with this earnings release, we are including the impact of net realized and unrealized losses and gains on investments as an adjustment to our net income. As this line is primarily driven by equity market fluctuations rather than our underlying business performance, we believe adding this adjustment provides a more meaningful comparison of our performance. We have also changed the prior year adjusted net income to conform to this presentation.

The following table summarizes the Company’s results for the year ended December 31, 2022 and 2021:

	Year ended
	December 31,			Percent
	2022	2021	Change	Change

	($ in thousands, except per share data)
Gross written premiums	$881,868	$535,175	$346,693	64.8%
Ceded written premiums	(524,575)	(223,443)	(301,132)	134.8%
Net written premiums	357,293	311,732	45,561	14.6%
Net earned premiums	316,466	233,826	82,640	35.3%
Commission and other income	4,272	3,608	664	18.4%
Total underwriting revenue (1)	320,738	237,434	83,304	35.1%
Losses and loss adjustment expenses	78,672	41,457	37,215	89.8%
Acquisition expenses	110,771	95,433	15,338	16.1%
Other underwriting expenses	69,219	53,723	15,496	28.8%
Underwriting income (1)	62,076	46,821	15,255	32.6%
Interest expense	(873)	(40)	(833)	NM
Net investment income	13,877	9,080	4,797	52.8%
Net realized and unrealized (losses) gains on investments	(7,529)	1,277	(8,806)	NM
Income before income taxes	67,551	57,138	10,413	18.2%
Income tax expense	15,381	11,291	4,090	36.2%
Net income	$52,170	$45,847	$6,323	13.8%
Adjustments:
Net realized and unrealized losses (gains) on investments (2)	7,529	(1,277)	8,806	NM
Expenses associated with transactions	130	563	(433)	(76.9)%
Stock-based compensation expense	11,624	5,584	6,040	108.2%
Amortization of intangibles	1,255	1,251	4	0.3%
Expenses associated with catastrophe bond, net of rebate	1,992	1,704	288	16.9%
Tax impact	(3,366)	(1,238)	(2,128)	171.9%
Adjusted net income (1) (2)	$71,334	$52,434	$18,900	36.0%
Key Financial and Operating Metrics
Return on equity	13.4%	12.1%
Adjusted return on equity (1)	18.3%	13.8%
Loss ratio	24.9%	17.7%
Expense ratio	55.5%	62.2%
Combined ratio	80.4%	80.0%
Adjusted combined ratio (1)	75.6%	76.1%
Diluted earnings per share	$2.02	$1.76
Diluted adjusted earnings per share (1)	$2.77	$2.01
Catastrophe losses	$15,394	$5,015
Catastrophe loss ratio (1)	4.9%	2.1%
Adjusted combined ratio excluding catastrophe losses (1)	70.8%	73.9%
Adjusted underwriting income (1)	$77,077	$55,923	$21,154	37.8%
NM-Not Meaningful

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	December 31,	December 31,
	2022	2021
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $561,580 in 2022; $426,122 in 2021)	$515,064	$432,682
Equity securities, at fair value (cost: $42,352 in 2022; $31,834 in 2021)	38,576	33,261
Total investments	553,640	465,943
Cash and cash equivalents	68,108	50,284
Restricted cash	56	87
Accrued investment income	3,777	2,725
Premium receivable	159,025	88,012
Deferred policy acquisition costs	56,740	55,953
Reinsurance recoverable on paid losses and loss adjustment expenses	35,425	29,368
Reinsurance recoverable on unpaid losses and loss adjustment expenses	153,895	127,947
Ceded unearned premiums	204,084	58,315
Prepaid expenses and other assets	44,582	37,072
Deferred tax assets, net	10,622	—
Property and equipment, net	603	527
Intangible assets, net	8,261	9,501
Total assets	$1,298,818	$925,734
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$25,760	$21,284
Reserve for losses and loss adjustment expenses	231,415	173,366
Unearned premiums	471,314	284,665
Ceded premium payable	138,495	37,460
Funds held under reinsurance treaty	10,680	10,882
Deferred tax liabilities, net	—	3,908
Borrowings from credit agreements	36,400	—
Total liabilities	914,064	531,565
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized as of December 31, 2022 and December 31, 2021, 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 25,027,467 and 25,428,929 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	333,557	318,902
Accumulated other comprehensive income	(36,514)	5,312
Retained earnings	87,708	69,952
Total stockholders' equity	384,754	394,169
Total liabilities and stockholders' equity	$1,298,818	$925,734

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Gross written premiums	$239,117	$149,908	$881,868	$535,175
Ceded written premiums	(150,466)	(70,437)	(524,575)	(223,443)
Net written premiums	88,651	79,471	357,293	311,732
Change in unearned premiums	(6,423)	(11,631)	(40,827)	(77,906)
Net earned premiums	82,228	67,840	316,466	233,826
Net investment income	4,415	2,431	13,877	9,080
Net realized and unrealized (losses) gains on investments	841	2,029	(7,529)	1,277
Commission and other income	1,143	872	4,272	3,608
Total revenues	88,627	73,172	327,086	247,791
Expenses:
Losses and loss adjustment expenses	18,421	10,169	78,672	41,457
Acquisition expenses	26,843	27,284	110,771	95,433
Other underwriting expenses	17,986	14,285	69,219	53,723
Interest expense	398	40	873	40
Total expenses	63,648	51,778	259,535	190,653
Income before income taxes	24,979	21,394	67,551	57,138
Income tax expense	6,219	4,762	15,381	11,291
Net income	18,760	16,632	52,170	45,847
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale for the three months and years ended December 31, 2022 and 2021, respectively	6,114	(2,790)	(41,827)	(7,934)
Net comprehensive income	$24,874	$13,842	$10,343	$37,913
Per Share Data:
Basic earnings per share	$0.74	$0.65	$2.07	$1.80
Diluted earnings per share	$0.73	$0.64	$2.02	$1.76

Weighted-average common shares outstanding:
Basic	25,199,074	25,419,477	25,243,397	25,459,514
Diluted	25,729,681	26,045,213	25,796,008	26,111,904

Underwriting Segment Data

The Company has a single reportable segment and offers primarily property and casualty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Product
Fronting	$69,003	28.9%	$11,459	7.7%	$223,249	25.3%	$11,459	2.2%
Residential Earthquake	53,808	22.5%	42,883	28.6%	213,803	24.2%	171,048	32.0%
Commercial Earthquake	40,782	17.1%	24,500	16.3%	131,677	14.9%	90,552	16.9%
Inland Marine	32,855	13.7%	18,077	12.1%	105,068	11.9%	57,124	10.7%
Commercial All Risk	10,025	4.2%	8,609	5.7%	51,671	5.9%	38,640	7.2%
Casualty	10,078	4.2%	4,080	2.7%	35,791	4.1%	9,584	1.9%
Hawaii Hurricane	8,388	3.5%	7,377	4.9%	32,967	3.7%	30,298	5.6%
Residential Flood	4,089	1.7%	3,218	2.2%	14,539	1.7%	11,652	2.2%
Specialty Homeowners	(108)	—%	14,875	9.9%	29,959	3.4%	67,894	12.7%
Other	10,197	4.2%	14,830	9.9%	43,144	4.9%	46,924	8.6%
Total Gross Written Premiums	$239,117	100.0%	$149,908	100.0%	$881,868	100.0%	$535,175	100.0%

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$128,490	53.7%	$63,956	42.7%	$418,809	47.5%	$244,416	45.6%
Texas	18,960	7.9%	14,729	9.8%	90,459	10.3%	62,893	11.8%
Washington	12,436	5.2%	7,671	5.1%	41,827	4.7%	23,608	4.4%
Florida	11,499	4.8%	8,407	5.6%	38,715	4.4%	27,386	5.1%
Hawaii	10,428	4.4%	8,680	5.8%	40,157	4.5%	34,993	6.5%
Oregon	7,625	3.2%	3,991	2.7%	24,108	2.7%	13,677	2.6%
Illinois	4,215	1.8%	3,465	2.3%	17,368	2.0%	12,133	2.3%
New York	4,109	1.7%	1,790	1.2%	12,510	1.4%	3,077	0.6%
Other	41,355	17.3%	37,219	24.8%	197,915	22.5%	112,992	21.1%
Total Gross Written Premiums	$239,117	100.0%	$149,908	100.0%	$881,868	100.0%	$535,175	100.0%

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021

	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$132,562	55.4%	$97,074	64.8%	$489,720	55.5%	$383,064	71.6%
PESIC	106,555	44.6%	52,834	35.2%	392,148	44.5%	152,111	28.4%
Total Gross Written Premiums	$239,117	100.0%	$149,908	100.0%	$881,868	100.0%	$535,175	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Gross earned premiums	$211,267	$122,910	$88,357	71.9%	$695,272	$433,999	$261,273	60.2%
Ceded earned premiums	(129,039)	(55,070)	(73,969)	134.3%	(378,806)	(200,173)	(178,633)	89.2%
Net earned premiums	$82,228	$67,840	$14,388	21.2%	$316,466	$233,826	$82,640	35.3%

Net earned premium ratio	38.9%	55.2%			45.5%	53.9%

Loss detail

	Three Months Ended				Year Ended
	December 31,				December 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change

	($ in thousands)				($ in thousands)
Catastrophe losses	$1,865	$(1,704)	$3,569	(209.4)%	$15,394	$5,015	$10,379	207.0%
Non-catastrophe losses	16,556	11,873	4,683	39.4%	63,278	36,442	26,836	73.6%
Total losses and loss adjustment expenses	$18,421	$10,169	$8,252	81.1%	$78,672	$41,457	$37,215	89.8%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Reserve for losses and loss adjustment expenses net of reinsurance recoverables at beginning of period	$74,248	$46,643	$45,419	$34,470
Add: Incurred losses and loss adjustment expenses, net of reinsurance, related to:
Current year	16,384	10,840	75,087	45,042
Prior years	2,037	(671)	3,585	(3,585)
Total incurred	18,421	10,169	78,672	41,457
Deduct: Loss and loss adjustment expense payments, net of reinsurance, related to:
Current year	7,896	8,656	21,658	12,063
Prior years	7,253	2,737	24,913	18,445
Total payments	15,149	11,393	46,571	30,508
Reserve for losses and loss adjustment expense net of reinsurance recoverables at end of period	77,520	45,419	77,520	45,419
Add: Reinsurance recoverables on unpaid losses and loss adjustment expenses at end of period	153,895	127,947	153,895	127,947
Reserve for losses and loss adjustment expenses gross of reinsurance recoverables on unpaid losses and loss adjustment expenses at end of period	$231,415	$173,366	$231,415	$173,366

Reconciliation of Non-GAAP Financial Measures

For the three months and year ended December 31, 2022 and 2021, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Total revenue	$88,627	$73,172	$327,086	$247,791
Net investment income	(4,415)	(2,431)	(13,877)	(9,080)
Net realized and unrealized losses (gains) on investments	(841)	(2,029)	7,529	(1,277)
Underwriting revenue	$83,371	$68,712	$320,738	$237,434

Underwriting income and adjusted underwriting income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Income before income taxes	$24,979	$21,394	$67,551	$57,138
Net investment income	(4,415)	(2,431)	(13,877)	(9,080)
Net realized and unrealized losses (gains) on investments	(841)	(2,029)	7,529	(1,277)
Interest expense	398	40	873	40
Underwriting income	$20,121	$16,974	$62,076	$46,821
Expenses associated with transactions	—	153	130	563
Stock-based compensation expense	3,068	2,214	11,624	5,584
Amortization of intangibles	313	547	1,255	1,251
Expenses associated with catastrophe bond, net of rebate	—	5	1,992	1,704
Adjusted underwriting income	$23,502	$19,893	$77,077	$55,923

Adjusted net income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(in thousands)		(in thousands)
Net income	$18,760	$16,632	$52,170	$45,847
Adjustments:
Net realized and unrealized losses (gains) on investments	(841)	(2,029)	7,529	(1,277)
Expenses associated with transactions	—	153	130	563
Stock-based compensation expense	3,068	2,214	11,624	5,584
Amortization of intangibles	313	547	1,255	1,251
Expenses associated with catastrophe bond	—	5	1,992	1,704
Tax impact	(214)	76	(3,366)	(1,238)
Adjusted net income	$21,086	$17,598	$71,334	$52,434

Annualized adjusted return on equity

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)

Annualized adjusted net income	$84,344	$70,392	$71,334	$52,434
Average stockholders' equity	$376,299	$385,973	$389,461	$378,941
Annualized adjusted return on equity	22.4%	18.2%	18.3%	13.8%

Adjusted combined ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses, loss adjustment expenses, underwriting, acquisition and other underwriting expenses, net of commission and other income	$62,107	$50,866	$254,390	$187,005
Denominator: Net earned premiums	$82,228	$67,840	$316,466	$233,826
Combined ratio	75.5%	75.0%	80.4%	80.0%
Adjustments to numerator:
Expenses associated with transactions	$—	$(153)	$(130)	$(563)
Stock-based compensation expense	(3,068)	(2,214)	(11,624)	(5,584)
Amortization of intangibles	(313)	(547)	(1,255)	(1,251)
Expenses associated with catastrophe bond	—	(5)	(1,992)	(1,704)
Adjusted combined ratio	71.4%	70.7%	75.6%	76.1%

Diluted adjusted earnings per share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	( in thousands, except shares and per share data)		( in thousands, except shares and per share data)

Adjusted net income	$21,086	$17,598	$71,334	$52,434
Weighted-average common shares outstanding, diluted	25,729,681	26,045,213	25,796,008	26,111,904
Diluted adjusted earnings per share	$0.82	$0.68	$2.77	$2.01

Catastrophe loss ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$18,421	$10,169	$78,672	$41,457
Denominator: Net earned premiums	$82,228	$67,840	$316,466	$233,826
Loss ratio	22.4%	15.0%	24.9%	17.7%

Numerator: Catastrophe losses	$1,865	$(1,704)	$15,394	$5,015
Denominator: Net earned premiums	$82,228	$67,840	$316,466	$233,826
Catastrophe loss ratio	2.3%	(2.5)%	4.9%	2.1%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$62,107	$50,866	$254,390	$187,005
Denominator: Net earned premiums	$82,228	$67,840	$316,466	$233,826
Combined ratio	75.5%	75.0%	80.4%	80.0%
Adjustments to numerator:
Expenses associated with transactions	$—	$(153)	$(130)	$(563)
Stock-based compensation expense	(3,068)	(2,214)	(11,624)	(5,584)
Amortization of intangibles	(313)	(547)	(1,255)	(1,251)
Expenses associated with catastrophe bond	—	(5)	(1,992)	(1,704)
Catastrophe losses	(1,865)	1,704	(15,394)	(5,015)
Adjusted combined ratio excluding catastrophe losses	69.2%	73.2%	70.8%	73.9%

Tangible Stockholders’ equity

	December 31,
	2022	2021

	(in thousands)
Stockholders’ equity	$384,754	$394,169
Intangible assets	(8,261)	(9,501)
Tangible stockholders’ equity	$376,493	$384,668